Exhibit 99.1

Tesoro Logistics LP Reports First Quarter Results

SAN ANTONIO - May 7, 2012 - Tesoro Logistics LP (NYSE: TLLP) ("TLLP" or the "Partnership") today reported first quarter 2012 net income of $11.6 million, or $0.37 per basic limited partner unit.

Distributable cash flow for the first quarter was $13.6 million. On April 20, 2012, the Partnership announced its quarterly cash distribution of $11.8 million, or $0.3775 per limited partnership unit, or $1.51 on an annualized basis. This distribution represents a 4% increase over the quarterly distribution of $0.3625 per unit ($1.45 per unit on an annualized basis) paid in February 2012. In the four quarters since its inception, TLLP has increased its distribution to limited partners by 12% on an annualized basis.

"We are pleased with our quarterly results and the continued growth in cash distributions to our unitholders," said Greg Goff, TLLP's Chairman and Chief Executive Officer. "During the quarter, we made substantial progress executing our long-term growth strategy, leading to our first post-IPO drop-down of the Martinez Crude Oil Terminal, on April 1, 2012. We remain focused on our commitment to drive significant growth and expect EBITDA to grow to $100 million for 2013, double what it was at the IPO in April of last year."

First Quarter 2012 Highlights

Revenues for the first quarter totaled $27.1 million, down $0.7 million from the prior quarter. The sequential decline was due to lower revenue in our Crude Oil Gathering segment, which was down $0.8 million from the prior quarter, driven by a decrease in trucking volumes due to a higher mix of pipeline gathered crude oil. Revenues in the Terminalling, Transportation and Storage segment increased $0.1 million from the prior quarter due to growth in terminal throughputs.

Total costs and expenses for the first quarter of $15.0 million were down $0.7 million from the prior quarter driven primarily by lower repairs and maintenance costs on the High Plains Pipeline. The resulting EBITDA for the first quarter was $14.1 million.

On April 2, 2012, TLLP announced that Tesoro Corporation (“Tesoro”) contributed the Martinez Crude Oil Marine Terminal located in Martinez, California to the Partnership for total consideration of $75 million, effective April 1, 2012. The contribution was made in exchange for $67.5 million in cash financed with borrowings under the Partnership's senior secured revolving credit agreement (“Credit Agreement”) and the issuance of equity with a combined fair value of $7.5 million. In connection with the closing of the contribution, Tesoro and the Partnership entered into a 10-year terminalling agreement with a minimum throughput commitment. The Partnership expects this contribution will result in an estimated $15 million of incremental revenue, of which more than 90% is based on minimum committed throughput, and $8 million of incremental annual EBITDA.

On March 30, 2012, the Partnership amended its Credit Agreement, and concurrent with the execution of the amendment, exercised its option to increase the total loan availability to an aggregate of $300 million. Additionally, the Partnership is permitted to request that the loan availability under the Credit Agreement be increased up to an aggregate of $450 million, subject to receiving increased commitments from the lenders.

Public Invited to Listen to Analyst Conference Call
At 7:30 a.m. CST on May 8, 2012, TLLP will broadcast, live, its conference call with analysts regarding first quarter 2012 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tesorologistics.com.

About Tesoro Logistics LP
Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning expected growth projects and our expectations about future growth, earnings, cash flow and the growth of distributions to unitholders. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Louie Rubiola, Director, Investor Relations, (210) 626-4355

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present net income (loss), distributable cash flow, earnings before interest, income taxes, depreciation and amortization expenses ("EBITDA") and related operational information for the three months ended March 31, 2012 and 2011.  Prior to April 26, 2011, we generally recognized only the costs and did not record revenue associated with the trucking, terminalling, storage and short-haul pipeline transportation services provided to affiliates on an intercompany basis. Accordingly, the revenues in our historical combined financial statements relate only to amounts received from third parties for these services and amounts received from affiliates with respect to transportation regulated by the Federal Energy Regulatory Commission ("FERC") and the North Dakota Public Service Commission ("NDPSC") on our High Plains system. The unaudited condensed combined financial results of Tesoro Logistics LP Predecessor ("Predecessor"), our predecessor for accounting purposes, are presented for the three months ended March 31, 2011.

The unaudited condensed consolidated financial results for the three months ended March 31, 2012 include the results of operations for Tesoro Logistics LP (“TLLP” or the “Partnership”). Beginning April 26, 2011, the date TLLP commenced operations, affiliate revenues have been recorded for all of our assets in the Crude Oil Gathering segment and the Terminalling, Transportation and Storage segment in connection with the commencement of the new commercial agreements with Tesoro upon completion of the initial public offering (the "Offering").  As a result, the information included in the following tables is not comparable on a year-over-year basis. The balance sheets as of March 31, 2012 and December 31, 2011, present solely the condensed consolidated financial position of the Partnership.

TESORO LOGISTICS LP
RESULTS OF OPERATIONS
(Unaudited)
(In thousands, except units and per unit amounts)

	Three Months Ended March 31,
	2012	2011
		Predecessor
REVENUES (a)
Crude Oil Gathering	$14,102	$5,587
Terminalling, Transportation and Storage	12,983	683
Total Revenues	27,085	6,270
COSTS AND EXPENSES
Operating and maintenance expenses	9,687	8,708
Depreciation and amortization expenses	2,001	2,017
General and administrative expenses (a)	3,330	1,359
Total Costs and Expenses	15,018	12,084
OPERATING INCOME (LOSS)	12,067	(5,814)
Interest and financing costs, net	(511)	—
NET INCOME (LOSS)	$11,556	$(5,814)
Less: General Partner's interest in net income	230
Limited Partners' interest in net income	$11,326

Net income per limited partner unit :
Common - basic and diluted	$0.37
Subordinated - basic and diluted	$0.37

Weighted average limited partner units outstanding:
Common units - basic	15,254,890
Common units - diluted	15,297,023
Subordinated units - basic and diluted	15,254,890

Cash distribution per unit (b)	$0.3775

TESORO LOGISTICS LP
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2012	2011
		Predecessor
Reconciliation of EBITDA to Net Income (Loss):
Net income (loss)	$11,556	$(5,814)
Add: Depreciation and amortization expenses	2,001	2,017
Add: Interest and financing costs, net	511	—
EBITDA (c)	$14,068	$(3,797)

Reconciliation of EBITDA to Net Cash from (used in) Operating Activities:
Net cash from (used in) operating activities	$15,239	$(4,285)
Less: Changes in assets and liabilities	1,145	(488)
Less: Amortization of debt issuance costs	159	—
Less: Unit-based compensation expense	378	—
Add: Interest and financing costs, net	511	—
EBITDA (c)	$14,068	$(3,797)

Reconciliation of Distributable Cash Flow to Net Income:
Net income	$11,556
Add: Depreciation and amortization expenses	2,001
Add: Interest and financing costs, net	511
Less: Cash interest paid, net	367
Less: Maintenance capital expenditures (d)	(70)
Less: Payment of financing costs	532
Add: Non-cash unit-based compensation expense	378
Distributable Cash Flow (c)	$13,617

TESORO LOGISTICS LP
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In thousands, except barrel and per barrel amounts)

	Three Months Ended March 31,
	2012	2011
OPERATING SEGMENTS		Predecessor
CRUDE OIL GATHERING
Pipeline:
Pipeline revenues (a)	$7,412	$5,587
Pipeline throughput (barrels per day ("bpd")) (e)	59,744	55,301
Average pipeline revenue per barrel (f)	$1.36	$1.12
Trucking:
Trucking revenues (a)	$6,690	$—
Trucking volume (bpd)	25,364	21,628
Average trucking revenue per barrel (f)	$2.90
Total Revenues	$14,102	$5,587
Costs and Expenses:
Operating and maintenance expenses	$6,844	$4,715
Depreciation and amortization expenses	783	785
General and administrative expenses (a)	711	154
Total Costs and Expenses	8,338	5,654
CRUDE OIL GATHERING SEGMENT OPERATING INCOME (LOSS)	$5,764	$(67)

TERMINALLING, TRANSPORTATION AND STORAGE
Terminalling:
Terminalling revenues (a)	$10,126	$683
Terminalling throughput (bpd)	140,033	121,546
Average terminalling revenue per barrel (f)	$0.79
Short-haul pipeline transportation:
Short-haul pipeline transportation revenues (a)	$1,518	$—
Short-haul pipeline transportation throughput (bpd)	65,670	62,173
Average short-haul pipeline transportation revenue per barrel (f)	$0.25
Storage:
Storage revenues (a)	$1,339	$—
Storage capacity reserved (shell capacity barrels)	878,000	878,000
Storage revenue per barrel on shell capacity (per month) (f)	$0.51
Total Revenues	$12,983	$683
Costs and Expenses:
Operating and maintenance expenses	$2,843	$3,993
Depreciation and amortization expenses	1,218	1,232
General and administrative expenses (a)	460	56
Total Costs and Expenses	4,521	5,281
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT OPERATING INCOME (LOSS)	$8,462	$(4,598)

TESORO LOGISTICS LP
SELECTED FINANCIAL DATA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2012	2011
Capital Expenditures		Predecessor
Maintenance (d)	$(70)	$109
Expansion	3,629	407
Total Capital Expenditures	$3,559	$516

	Three Months Ended March 31,
	2012	2011
General and Administrative Expenses (a)		Predecessor
Crude Oil Gathering	$711	$154
Terminalling, Transportation and Storage	460	56
Unallocated	2,159	1,149
Total General and Administrative Expenses	$3,330	$1,359

TESORO LOGISTICS LP
BALANCE SHEET DATA
(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
Cash and cash equivalents	$21,015	$18,326
Total Assets	169,063	170,153
Debt	50,000	50,000
Total Equity	110,042	108,970

TESORO LOGISTICS LP
GROWTH PROJECTS
(Unaudited)
(In millions)

	Total Expected Project Capital Expenditures	Projected EBITDA (Annual) (c) (g)	Expected Completion Date
OPERATING SEGMENTS
CRUDE OIL GATHERING
High Plains expansion	$3.0	$5.0	Q2 2012
Rangeland interconnect	1.5	1.0	Q2 2012
Connolly gathering hub (h)	4.0	—	Q2 2012
Various growth plan projects	60.0	16.0	2013
CRUDE OIL GATHERING SEGMENT GROWTH PROJECTS	68.5	22.0

TERMINALLING, TRANSPORTATION AND STORAGE (i)
Los Angeles terminal transmix	2.5	0.5	2013
Stockton terminal storage	10.0	2.5	Q4 2012
New terminal expansion projects	18.0	10.0	2013
TERMINALLING, TRANSPORTATION AND STORAGE SEGMENT GROWTH PROJECTS	30.5	13.0
TOTAL GROWTH PROJECTS	$99.0	$35.0

TESORO LOGISTICS LP
RECONCILIATION OF FORECAST EBITDA TO AMOUNTS UNDER US GAAP
(Unaudited)
(In millions)

		Full Year 2013
	Three Months Ended June 30, 2012	Martinez Crude Oil Marine Terminal	Total
Reconciliation of Forecasted EBITDA to Forecasted Net income:
Net income	$12.0	$4.5	$79.0
Add: Depreciation and amortization expenses	2.5	1.5	13.5
Add: Interest and financing costs, net	1.0	2.0	7.5
Forecasted EBITDA (c)	$15.5	$8.0	$100.0

_______________

(a)
See discussion of the factors affecting comparability noted on page 3. The Partnership's results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:

Revenues--  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering as discussed under factors affecting comparability.
General and Administrative Expenses--  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by Tesoro for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. Tesoro continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b)	On April 19, 2012, we declared a quarterly cash distribution of $0.3775 per limited partner unit for the first quarter of 2012.

(c)
We define EBITDA as net income (loss) before net interest and financing costs and depreciation and amortization expenses. We define distributable cash flow as EBITDA less net cash interest paid, deferred revenue related to shortfall payments (if any), maintenance capital expenditures and payment of financing costs, plus reimbursement by Tesoro for certain maintenance capital expenditures and non-cash unit-based compensation. EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP but are supplemental financial measures that are used by management and may be used by external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA will provide useful information to investors in assessing our financial condition and results of operations. The U.S. GAAP measures most directly comparable to EBITDA are net income (loss) and net cash from (used in) operating activities. EBITDA should not be considered as an alternative to U.S. GAAP net income (loss) or net cash from (used in) operating activities. EBITDA has important limitations as an analytical tool, because it excludes some, but not all, items that affect net income (loss) and net cash from (used in) operating activities. You should not consider EBITDA in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Our definition of EBITDA may not be comparable to similarly titled measures of other companies, because it may be defined differently by other companies in our industry, thereby diminishing its utility.
We believe that the presentation of distributable cash flow will provide useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating. The amounts included in the calculation of distributable cash flow are derived from amounts separately presented in our consolidated financial statements, with the exception of maintenance capital expenditures, reimbursement by Tesoro for certain maintenance capital expenditures and payment of financing costs. Distributable cash flow should not be considered in isolation or as an alternative to net income (loss) or operating income (loss) as an indication of our operating performance or as a substitute for analysis of our results as reported under U.S. GAAP. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies because it may be defined differently by other companies in our industry, thereby diminishing its utility.

(d)
Maintenance capital expenditures include expenditures required to maintain equipment, reliability, tankage and pipeline integrity and safety, and to address environmental regulations. Maintenance capital spending in the first quarter of 2012 decreased due to an over estimation of project spend in 2011 on a project that was completed in the first quarter of 2012.

(e)    Also includes barrels that were gathered and then delivered into our High Plains Pipeline by truck.

(f)
Management uses average revenue per barrel and storage revenue per barrel on shell capacity to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate average revenue per barrel; different companies may calculate it in different ways. We calculate average revenue per barrel as revenue divided by the number of days in the period divided by throughput (bpd). We calculate storage revenue per barrel on shell capacity as revenue divided by number of months in the period divided by shell capacity barrels. Investors and analysts use this financial measure to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(g)
Projected EBITDA for growth projects approximates projected earnings but excludes the impact of net interest expense, income tax and depreciation and amortization which are anticipated to be immaterial for these projects.

(h)	The capital expenditures related to this project will be reimbursed by our Sponsor.

(i)
The ethanol blending and Los Angeles terminal permit expansion projects have been completed. As such, the expected capital expenditures and projected EBITDA for those projects are no longer reflected in the growth projects table under the Terminalling, Transportation and Storage segment.